EXHIBIT 99
                                                                ----------

   Stuart L. Goodman
   (312) 258-5711
   Email: sgoodman@schiffhardin.com



                              January 10, 2003

   Newell Rubbermaid Inc.
   29 East Stephenson Street
   Freeport, Illinois  61032

   Ladies and Gentlemen:

        We have acted as counsel to Newell Rubbermaid Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission on May 10, 2002 under the Securities Act of 1933, as amended (the "Securities Act"), registering securities of the Company, including the Company's common stock, par value $1.00 per share (the "Common Stock"). We have also acted as counsel to the Company in connection with the issuance and sale of 6,670,000 shares (the "Shares") of Common Stock in an underwritten public offering pursuant to an Underwriting Agreement dated as of January 6, 2003 between the Company and the underwriters named therein (the "Underwriting Agreement").

        This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

        Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that the Shares, when issued and sold in accordance with the Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the laws of the State of Illinois, the General Corporation Law of Delaware, and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.








   Newell Rubbermaid Inc.
   January 10, 2003
   Page 2

        The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to the laws covered hereby only as they are in effect on that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion is given or may be inferred beyond the matters expressly set forth in this opinion letter.

        We hereby consent to the filing of this opinion as Exhibit 99 to the Company's Current Report on Form 8-K and to the reference to us under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE



                                      By:  /s/ Stuart L. Goodman
                                           ---------------------------
                                           Stuart L. Goodman